                                                                    EXHIBIT 3.4


                        FORM OF CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         DOCUMENT SCIENCES CORPORATION


        Document Sciences Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

        FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 6(b)(i)(A), of the Restated Certificate of Incorporation of the Corporation in its present form and substituting therefor a new Section 6(b)(i)(A), in the following form:

        "If the Corporation shall issue any Additional Stock (as defined below) without consideration or for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, then such Conversion Price in effect immediately prior to each such issuance shall (except as otherwise provided in this clause) be adjusted to equal 0.8403."

        SECOND: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the GCL:
(a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding Common Stock and a majority of the outstanding Preferred Stock entitled to vote thereon in an action by written consent of the stockholders pursuant to Section 228 of the GCL.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Barbara E. Amantea, Vice President, Chief Financial Officer, and Secretary, this _____ of July, 1996.

                                        DOCUMENT SCIENCES CORPORATION

                                        By:  ________________________________
                                             Barbara E. Amantea
                                             Vice President, Chief Financial
                                             Officer, and Secretary